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EXHIBIT 4.9

[Form of Subordinated Fixed Rate Medium-Term Note]

(FACE OF SECURITY)

        THIS SECURITY IS AN UNSECURED SUBORDINATED DEBT OBLIGATION OF ZIONS BANCORPORATION. THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

        [IF A GLOBAL SECURITY, INSERT—THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

        [IF DTC IS THE DEPOSITARY, INSERT—UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ZIONS BANCORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

        [INSERT ANY LEGEND REQUIRED BY THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER.]

CUSIP NO.

ZIONS BANCORPORATION

SUBORDINATED
MEDIUM-TERM NOTE
(Fixed Rate)

The following terms apply to this Security, as and to the extent shown below:

PRINCIPAL AMOUNT:

STATED MATURITY:

INTEREST RATE:            % per annum

INTEREST PAYMENT DATE(S):

ORIGINAL ISSUE DATE*:

* This date shall be the issue date of this Security, unless there is a Predecessor Security, in which case this date shall be the issue date of the first Predecessor Security.

ORIGINAL ISSUE DISCOUNT SECURITY:

  •
  Total Amount of OID:

  •
  Yield to Maturity:

  •
  Initial Accrual Period OID:

REDEMPTION COMMENCEMENT DATE:

REPAYMENT DATE(S):

REDEMPTION OR REPAYMENT PRICE(S):

DEFEASANCE:

  •
  Full Defeasance:

  •
  Covenant Defeasance:

SINKING FUND:

OTHER TERMS:

        Terms left blank or marked "N/A", "No", "None" or in a similar manner do not apply to this Security except as otherwise may be specified.

        Whenever used in this Security, the terms specified above that apply to this Security have the meanings specified above, unless the context requires otherwise. Other terms used in this Security that are not defined herein but that are defined in the Indenture referred to in Section 1 on the reverse of this Security are used herein as defined therein.

        Zions Bancorporation, a corporation duly organized and existing under the laws of the State of Utah (hereinafter called the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to                        , or registered assigns, as principal the Principal Amount on the Stated Maturity and to pay interest thereon, from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the Interest Payment Date(s) in each year, commencing on the first such date that is at least 15 calendar days after the Original Issue Date, and at the Maturity of the principal hereof, at the rate per annum equal to the Interest Rate specified on the face hereof, until the principal hereof is paid or made available for payment. Any premium and any such installment of interest that is overdue at any time shall also bear interest, at the rate per annum at which the principal then bears interest (to the extent that the payment of such interest shall be legally enforceable), from the date any such overdue amount first becomes due until it is paid or made available for payment. Notwithstanding the foregoing, interest on any principal, premium or installment of interest that is overdue shall be payable on demand.

        The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 15th calendar day (whether or not a Business Day, as such term is herein) next preceding such Interest Payment Date (a "Regular Record Date"). Any interest so payable, but not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest either may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

MANNER OF PAYMENT

        Except as provided in the next paragraph, payment of any amount payable on this Security will be made at the office or agency of the Company maintained for that purpose in Salt Lake City, Utah (or at any other office or agency maintained by the Company for that purpose), against surrender of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that, at the option of the Company and subject to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

        Payment of any amount payable on this Security will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in Salt Lake City, Utah, if (i) the principal of this Security is at least $1,000,000 and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: Assistant Vice President, on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered at the office or agency of the Company maintained for that purpose in Salt Lake City, Utah (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such payment and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

        Payment of any amount payable on this Security shall be made in U.S. dollars. References in this Security to U.S. dollars or "$" shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.

PAYMENTS DUE ON A BUSINESS DAY

        Unless otherwise specified on the face of this Security, the following sentence shall apply to this Security. Notwithstanding any provision of this Security or the Indenture, if any amount of principal, premium or interest would otherwise be due on this Security on a day (the "Specified Day") that is not a Business Day, such amount may be paid or made available for payment on the next succeeding Business Day with the same force and effect as if such amount were paid on the Specified Day.

        The term "Business Day" means, for purposes of this Security, (i) a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Salt Lake City, Utah, San Francisco, California or New York City generally are authorized or required by law or executive order to close, (ii) if this Security is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close, and (iii) if this Security is held through Clearstream, Luxembourg, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

ZIONS BANCORPORATION
By:
Name:
Title:
This is one of the Securities of the series designated herein and referred to in the Indenture.
J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By ZIONS FIRST NATIONAL BANK, as Authenticating Agent
By:
Name:
Title:

(REVERSE OF SECURITY)

1.    SECURITIES AND INDENTURE

        This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of September 10, 2002 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and J.P. Morgan Trust Company, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

2.    SERIES AND DENOMINATIONS

        This Security is one of the series designated on the face hereof, limited to an aggregate initial offering price not to exceed $340,000,000, which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to "this series" mean the series of securities designated on the face hereof.

        The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and multiples thereof.

3.    SUBORDINATION

        The indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and in certain circumstances, to all General Obligations, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes.

4.    REDEMPTION AT THE COMPANY'S OPTION

        Unless a Redemption Commencement Date is specified on the face hereof, this Security shall not be redeemable at the option of the Company before the Stated Maturity. If a Redemption Commencement Date is so specified, and unless otherwise specified on the face hereof, this Security is subject to redemption upon not less than 30 days' nor more than 60 days' notice at any time and from time to time on or after the Redemption Commencement Date, in each case as a whole or in part, at the election of the Company and at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Security to be redeemed), together with accrued interest to the Redemption Date, but interest installments due on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant record date, all as provided in the Indenture.

5.    REPAYMENT AT THE HOLDER'S OPTION

        Except as otherwise may be provided on the face hereof, if one or more Repayment Dates are specified on the face hereof, this Security will be repayable in whole or in part in an amount equal to $1,000 or an integral multiple thereof (provided that the remaining principal amount of any Security surrendered for partial repayment shall at least equal $1,000 or an integral multiple thereof), on any such Repayment Date, in each case at the option of the Holder and at the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount to be repaid), together with accrued interest to the applicable Repayment Date (but interest installments due on or prior to such Repayment Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant record date, as provided in the Indenture). If this Security provides for more than one Repayment Date and the Holder exercises its option to elect repayment, the Holder shall be deemed to have elected repayment on the earliest Repayment Date after all conditions to such exercise have been satisfied, and references herein to the "applicable Repayment Date" shall mean such earliest Repayment Date.

        In order for the exercise of such option to be effective and this Security to be repaid, the Company must receive at the applicable address of the Trustee set forth below (or at such other place or places of which the Company shall from time to time notify the Holder of this Security), on any Business Day not later than the 15th, and not earlier than the 25th, calendar day prior to the applicable Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), either (i) this Security, with the form below entitled "Option to Elect Repayment" duly completed and signed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of this Security, (b) the principal amount of this Security and the amount of this Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that the Company will receive this Security, with the form below entitled "Option to Elect Repayment" duly completed and signed, not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (provided that this Security and form duly completed and signed are received by the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is J.P. Morgan Trust Company, National Association, Attention: Assistant Vice President, 560 Mission Street, 13th Floor, San Francisco, CA 94105 (or at such other places as the Company or the Trustee shall notify the Holder of this Security). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Company, whose determination will be final and binding. Notwithstanding the foregoing, (x) if this Security is a Global Security, the option of the Holder to elect repayment may be exercised in accordance with the applicable procedures of the Depositary for this Security at least 15 calendar days prior to the applicable Repayment Date and (y) whether or not this Security is a Global Security, the option of the Holder to elect repayment may be exercised in any such manner as the Company may approve.

6.    TRANSFER AND EXCHANGE

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, in denominations of $1,000 or an integral multiple thereof and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company nor the Trustee nor any such agent shall be affected by notice to the contrary.

        If this Security is a Global Security, this Security shall be subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

7.    DEFEASANCE

        The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture. If so specified on the face hereof, either or both of such provisions are applicable to this Security, as so specified.

8.    REMEDIES

        If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

        As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

9.    MODIFICATION AND WAIVER.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding on behalf of the Holders of all Securities of such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

10.  GOVERNING LAW.

        THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

CUSIP NO.

ORIGINAL ISSUE DATE:

ZIONS BANCORPORATION
SUBORDINATED MEDIUM-TERM NOTE

OPTION TO ELECT REPAYMENT

TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE
AT THE OPTION OF THE HOLDER AND THE HOLDER
ELECTS TO EXERCISE SUCH RIGHT

        The undersigned hereby irrevocably requests and instructs the Company to repay the Security referred to in this notice (or the portion thereof specified below) at the applicable Repayment Price, together with interest to the Repayment Date, all as provided for in such Security, to the undersigned, whose name, address and telephone number are as follows:

(please print name of the undersigned)

(please print address of the undersigned)

(please print telephone number of the undersigned)

        If such Security provides for more than one Repayment Date, the undersigned requests repayment on the earliest Repayment Date after the requirements for exercising this option have been satisfied, and references in this notice to the Repayment Date mean such earliest Repayment Date. Terms used in this notice that are defined in such Security are used herein as defined therein.

        For such Security to be repaid the Company must receive at the applicable address of the Trustee set forth below or at such other place or places of which the Company or the Trustee shall from time to time notify the Holder of such Security, any Business Day not later than the 15th or earlier than the 25th calendar day prior to the Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), (i) such Security, with this "Option to Elect Repayment" form duly completed and signed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of such Security, (b) the principal amount of such Security and the amount of such Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that such Security to be repaid with the form entitled "Option to Elect Repayment" on the addendum to the Security duly completed and signed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (provided that such Security and form duly completed and signed are received by the Company by such fifth Business Day). The address to which such deliveries are to be made is:

  J.P. Morgan Trust Company, National Association,
  Attention: Assistant Vice President,
  560 Mission Street, 13th Floor,
  San Francisco, CA 94105

or at such other place as the Company or the Trustee shall notify the Holder of such Security.

        If less than the entire principal amount of such Security is to be repaid, specify the portion thereof (which shall be an amount equal to $1,000 or an integral multiple thereof) that the Holder elects to have repaid:

and specify the denomination or denominations (which shall be an amount equal to $1,000 or an integral multiple thereof) of the Security or Securities to be issued to the Holder in respect of the portion of such Security not being repaid (in the absence of any specification, one Security will be issued in respect of the portion not being repaid):

Date:

Notice: The signature to this Option to Elect Repayment must correspond with the name of the Holder as written on the face of such Security in every particular without alteration or enlargement or any other change whatsoever.

ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM—as tenants in common
TEN ENT—as tenants by the entireties
JT TEN—as joint tenants with the right of survivorship and not as tenants in common
UNIF GIFT MIN ACT		Custodian		— under Uniform Gifts to Minors Act

	(Cust)		(Minor)

(State)

        Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee)

the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.

Date:

NOTICE: The signature to this assignment must be guaranteed and correspond with the name of the Holder as written upon the face of the attached Security in every particular, without alteration or enlargement or any change whatsoever.

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  EXHIBIT 4.9